EXHIBIT 10.1

DIRECTOR STOCK DEFERRAL AGREEMENT
FOR
SERVICES RENDERED IN CALENDAR YEAR ____

Name of Director: _____________________	Deferral Date:	January 1, ____

     Pursuant to this Director Stock Deferral Agreement (this “Agreement”), I hereby elect and agree that all shares (“Shares”) of common stock of Premiere Global Services, Inc. (the “Company”) which would otherwise be granted to me during the calendar year _______ by the Company for my services performed as a director of the Company during such calendar year (the “Deferred Shares”) shall not be granted to me, and shall instead become an unsecured unfunded obligation of the Company to grant me such Deferred Shares in single lump-sum on the earlier of (1) the date on which occurs a “Change in Control” (as defined in the Company’s Amended and Restated 2000 Directors Stock Plan, as in effect on the date hereof) meeting the requirements to be considered a “change in the ownership or effective control of” or “a change in the ownership of a substantial portion of the assets of” the Company under Treasury regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), (2) the death of the undersigned Director or (3) the Deferral Date noted above (such earlier date being my “Deferred Stock Payment Date” hereunder).

     I acknowledge and understand that:

1. This Agreement must be completed, executed and submitted to, and accepted by, the Company on or prior to the last business day of the current calendar year of the Company to be effective for the next calendar year.

2. This Agreement shall, once it has become effective:

a. Remain in effect throughout the _______ calendar year, unless I revoke it on or prior to December 31, ________; and

b. May not be revoked on or after January 1, _______, and, prior thereto, may only be revoked in a writing submitted to, and accepted by, the Company.

3. The Company shall, in its sole and absolute discretion:

a. Determine whether this Agreement is complete and has been properly executed;

b. Determine, prior to January 1, ________, whether this Agreement is acceptable and effective, and whether any revocation thereof is acceptable and effective; and

c. Make any determination necessary in the administration of this Agreement.

4. The Company’s determinations with respect to this Agreement shall be final, conclusive and binding upon me.

5. If this Agreement is accepted by the Company, any Shares which would have otherwise been granted to me by the Company during the calendar year ____ for my services performed as a director of the Company during such calendar year shall instead be granted to me on my Deferred Stock Payment Date.

6. The Company’s obligation to grant me Deferred Shares shall be an unsecured and unfunded obligation of the Company, and I shall have no greater rights to such grant than any other unsecured creditor of the Company.

7. Under no circumstances will my Deferred Shares be granted to me prior to, or later than, my Deferred Stock Payment Date.

8. It is intended that the deferral of stock grants provided by this Agreement shall satisfy the provisions of Section 409A, and this Agreement shall be interpreted accordingly and consistent with this intent.

9. In the event that, during the period beginning on January 1, ________, and ending on my Deferred Stock Payment Date, there occurs a stock split or stock dividend, the number of shares that will be granted to me under this Agreement will be appropriately adjusted to reflect such stock split or stock dividend.

10. In the event that, for any reason, the type of Shares to be granted to me on my Deferred Stock Payment Date are no longer available as of my Deferred Stock Payment Date, then I shall instead be paid on that date whatever consideration was given to replace such Shares, it being the intent that if the type of Shares are no longer available, I will receive whatever owners of such Shares received when such Shares became no longer existent. Notwithstanding the foregoing, the Shares will not be settled in cash.

In Witness Whereof, I do hereby execute this Agreement as of this	The Company does hereby accept this Agreement as of this
______ day of _____________________, and submit this	______ day of _____________________.
Agreement to the Company for its acceptance.
Premiere Global Services, Inc.

____________________________________________	By: ______________________________
Director
Its: ______________________________